SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C 20549

                        FORM 8-K/A(1)

                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:     September 6, 1996


               Citizens Bancshares Corporation
   (Exact name of registrant as specified in its charter)


        Georgia                      0-14535                 58-1631302
(State or other jurisdiction       (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)


175 John Wesley Dobbs Avenue, N.E,. Atlanta , Georgia               30303
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:    (404) 659 - 5959


Item 4.   Changes in Registrant's Certifying Accountant.

(a)  Previous independent accountants

 (i) On September 3, 1996, Citizens Bancshares dismissed KPMG Peat Marwick LLP as its independent accountants.

 (ii) The reports of KPMG Peat Marwick LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

 (iii) The Registrant's Audit Committee participated in and approved the decision to change independent accountants.

 (iv) In connection with its audits for the two most recent fiscal years through September 3, 1996, there have been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused them to make reference thereto in their report on the financial statements for such years.

 (v) During the two most recent fiscal years and through September 3, 1996, there have been no reportable events (as defined in Regulation S-K
          Item 304(a)(1)(v)).

 (vi) The Registrant has requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 9, 1996, is filed as Exhibit 1 to this Form 8-K/A(1).

(b)  New independent accountants

 (I) The Registrant engaged Porter Keadle Moore, LLP as its new independent accountants as of September 3, 1996. During the two most recent fiscal years and through September 3, 1996, the Registrant has not consulted with Porter Keadle Moore, LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 11, 1996            CITIZENS BANCSHARES CORPORATION

                              By:  /s/ William L. Gibbs
                                   William L. Gibbs
                                   President and Chief Executive Officer